Exhibit 99.1

FOR RELEASE:  April 30, 2012

HKN Announces Amendment to its Rights Agreement

Dallas, Texas — April 30, 2012 — HKN, Inc. (NYSE Amex: HKN) (“HKN”) announced today that it has amended its existing Rights Agreement to accelerate the final expiration date of the rights issued thereunder from April 6, 2018 to May 30, 2012.

The effect of this amendment is that  our outstanding Rights will expire on May 30, 2012, and the shareholder’s rights plan pursuant to which Rights have been issued will be of no further force or effect.

HKN, Inc. is an independent energy company engaged in the development of a well-balanced portfolio of assets in the energy industry and in the active management of our energy-based investments. Additional information may be found at the HKN Web site, www.hkninc.com. Please e-mail all investor inquiries to Investorrelations@hkninc.com.

Certain statements in this announcement and inferences derived therefrom may be regarded as “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made.   Management’s current view and plans, however, are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of HKN to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements.  The various uncertainties, variables, and other risks include those discussed in detail in the Company’s SEC filings, including the Annual Report on Form 10-K filed on March 2, 2012. HKN undertakes no duty to update or revise any forward-looking statements.  Actual results may vary materially.